EXHIBIT 10.18

DELUXE CORPORATION
2000
EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated)

Section 1.    Purpose.

1.01  The Plan is designed to encourage employee stock ownership in Deluxe Corporation (the “Company”) by providing Employees of the Company and Participating Subsidiaries with an opportunity to purchase Company Common Stock through voluntary payroll deductions. It is the purpose and policy of the Plan to foster ownership interest among employees, thus aligning the interests of employees with the interests of shareholders. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

Section 2.    Certain Definitions.

2.01.  Business Day.    The term “Business Day” shall mean a day on which the New York Stock Exchange is open for trading.

2.02.  Company.    The term “Company” shall mean Deluxe Corporation, a Minnesota corporation.

2.03.  Current Compensation.    The term “Current Compensation” shall mean all regular wage, salary, and commission payments (including periodic sales commission bonuses) paid by the Company to a Participant in accordance with the terms of his or her employment, including payments made to him or her under the short term disability or paid time off plan of the Company or Participating Subsidiary of which the Participant is an employee in effect at the applicable time, but excluding all overtime earnings, bonus and other incentive payments and awards, and all other forms of extra compensation.

2.04.  Eligible Employee.    The term “Eligible Employee” shall mean all employees of the Company and its Participating Subsidiaries (including officers and directors who are also employees of the Company) whose regularly scheduled work week consists of at least twenty (20) hours and who have completed twelve (12) consecutive months of employment with the Company or its Participating Subsidiaries, provided that an approved leave of absence shall not be deemed to terminate an employee’s continuous employment. Eligible Employees do not include seasonal or temporary employees or independent contractors.

2.05.  Excluded Subsidiary.    The term “Excluded Subsidiary” shall mean those subsidiaries of the Company that are designated as such by the Plan Administrator.

2.06.  Offering and Purchase Dates.    The first day of each Offering Period is the “Offering Date” for that Offering Period and the last day of each Offering Period is the “Purchase Date” for that Offering Period. In the event an Offering Date or Purchase Date does not fall on a Business Day, the next succeeding Business Day shall be deemed the Offering Date or Purchase Date, as applicable.

2.07.  Offering Periods.    The Plan shall have six-month offering periods to purchase Shares (the “Offering Periods”), with a new Offering Period commencing on February 1 and August 1 of each year beginning with February 1, 2002. Each Offering Period commencing on February 1 of any year shall end on July 31 of that year, and each Offering Period commencing on August 1 of any year shall end on January 31 of the following year.

2.08.  Participant.    The term “Participant” shall mean an Eligible Employee of the Company or of its Participating Subsidiaries, who has elected to participate in the manner set forth in the Plan.

2.09.  Participating Subsidiaries.    The term “Participating Subsidiaries” shall mean each subsidiary of the Company that is not an Excluded Subsidiary.

2.10.  Plan.    The term “Plan” shall mean the Employee Stock Purchase Plan, the terms and provisions of which are set forth herein.

2.11.  Plan Administrator.    The term “Plan Administrator” shall mean the board of directors of the Company or any committee appointed by such board.

2.12.  Shares.    The term “Shares” shall mean the $1 par value Common Shares of the Company.

2.13.  Stock Purchase Account.    The term “Stock Purchase Account” means a current bookkeeping record maintained by the Company of cumulative payroll deductions made from the Current Compensation of each Participant in the Plan as reduced by amounts applied toward the purchase of Shares under the Plan.

Section 3.    Election to Participate.

3.01.  An Eligible Employee may elect to participate in the Plan by completing the form prescribed by the Plan Administrator or enrolling online to authorize regular payroll deduction from the employee’s Current Compensation, beginning with the first payroll period ending after an Offering Date, provided such authorization is received by the Company’s Human Resources Department in such time in advance of such Offering Date as may be prescribed by the Plan Administrator. Payroll deductions shall continue until the employee withdraws or ceases to be eligible to participate in the Plan.

3.02.  Notwithstanding the provisions of Section 3.01, no Eligible Employee shall be granted any right to purchase Shares hereunder to the extent that:

(i)  such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Internal Revenue Code of 1986, as amended, Shares possessing five percent (5%) or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all of its affiliates or,

(ii)  such employee’s rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries accrues at a rate that exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) for each calendar year during which the rights to purchase such stock are outstanding at any time.

3.03.  Employees of an Excluded Subsidiary shall not be eligible to participate in the Plan unless and until they transfer employment to the Company or a Participating Subsidiary or the Plan Administrator should re-designate the Excluded Subsidiary as a Participating Subsidiary. In any such event, the period during which an employee was employed by the Excluded Subsidiary shall be treated as employment by the

Company or a Participating Subsidiary for purposes of determining the employee’s eligibility under Section 2.04 to participate in the Plan following such transfer or re-designation.

Section 4.    Payroll Deductions and Stock Purchase Account.

4.01.  A Participant may elect payroll deductions of any multiple of one percent (1%) not less than three percent (3%) nor more than ten percent (10%) of his or her Current Compensation. A Participant may, at any time, but only once in any twelve-month period, increase or reduce the percentage of his or her payroll deduction within the foregoing limitations by filing such form(s) as may be prescribed by the Plan Administrator indicating the change, such change to become effective with the first payroll period commencing on or after the receipt of the form(s) by the Company’s Human Resources Department.

4.02.  Payroll deductions shall be credited currently to the Participant’s Stock Purchase Account. A Participant may not make any separate cash payment into his or her Stock Purchase Account.

4.03.  No interest will be paid upon payroll deductions or upon any amount credited to, or on deposit in, an employee’s Stock Purchase Account.

Section 5.    Purchase of Shares.

5.01.  On each Purchase Date, each Participant shall automatically have purchased for him or her that number of whole Shares, not less than one, as can be purchased with the amount in his or her Stock Purchase Account on such Purchase Date.

5.02.  Beginning with the first Purchase Date in 2002, the per-Share purchase price of Shares purchased shall be the lower of eighty-five percent (85%) of the fair market value on the Offering Date of such Offering Period or eighty-five percent (85%) of the fair market value on the Purchase Date of such Offering Period, rounded up to the next higher full cent. The fair market value on any day means the closing price of the Shares on that day, as reported in the Wall Street Journal, Midwest Edition.

Section 6.    Stock Purchase Account Balance.

6.01.  Any funds remaining in a Participant’s Stock Purchase Account after the purchase of Shares on a Purchase Date, not to exceed an amount less than purchase price of one Share on the Purchase Date, shall remain in his or her Stock Purchase Account and be applied toward the purchase of Shares on the next Purchase Date, unless the Participant withdraws from the Plan.

Section 7.    Withdrawal from the Plan.

7.01.  A Participant may, at any time, by completing the form(s) prescribed by the Plan Administrator, withdraw from the Plan and cease making any further payroll deductions. In such event, the Company shall refund, within thirty (30) days, the entire balance, if any, in the employee’s Stock Purchase Account. Once an employee withdraws from the Plan, or his or her employment is terminated, the employee shall not be eligible to re-enter the Plan for a period of six (6) months. For purposes of the foregoing sentence, a transfer of an employee to an Excluded Subsidiary or a designation of such employee’s employer as an Excluded Subsidiary shall not be deemed a termination of employment requiring the employee to accrue an additional year of service time in the event the employee thereafter transfers to a Participating Subsidiary or the designation of such employee’s employer is subsequently changed to a Participating Subsidiary.

7.02.  Participation in the Plan shall cease upon the date of a Participant’s termination of employment, death, transfer to status other than an Eligible Employee, transfer to an Excluded Subsidiary or a change in the designation of a Participant’s employer to an Excluded Subsidiary, and any amounts theretofore credited to the individual’s Stock Purchase Account shall be refunded within thirty (30) days to the former

Participant or to his or her estate. An approved leave of absence shall not be deemed a termination of employment for purposes of this section 7.02.

Section 8.    Transferability.

8.01.  Stock purchase benefits granted hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the stock purchase benefits shall be null and void and without effect.

8.02.  The funds accumulated in a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of the funds accumulated in the Stock Purchase Account shall be null and void and without effect.

8.03.  The Plan Administrator may, from time to time, establish or modify minimum required holding periods for Shares purchased by all Participants under the Plan and, in connection therewith, may establish such rules and regulations as it determines to be necessary or appropriate for the administration of such minimum holding periods. Without limiting the generality of the authority herein, the Plan Administrator may require that the Shares issued under the Plan be restricted or bear a legend against transfer or by requiring periodic certifications by Participants concerning compliance with such minimum required holding periods. The establishment of or any change to any minimum required holding period shall be made effective on an Offering Date, and notice thereof shall be given to all Participants at least thirty (30) days prior to such Offering Date by such means as the Plan Administrator determines to be appropriate in the circumstances. The failure of a Participant to receive any such notice shall not affect the establishment of any such minimum holding period or any change thereto with respect to that or any other Participant.

Section 9.    Share Certificates.

9.01.  Shares purchased under the Plan may be originally issued in certificated or uncertificated form, as determined by the Plan Administrator. Shares issued under the Plan may contain restrictions against transfer (including applicable legends to that effect) as provided in Section 8.03.

9.02.  The Company shall not be required to issue or deliver any Shares purchased unless such issuance and delivery comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company will use its best efforts to accomplish such registration, if and to the extent required or determined desirable, not later than a reasonable time following a Purchase Date, and issuance of Shares may be deferred until such registration is accomplished.

9.03.  An employee shall have no interest in the Shares purchased until a Share certificate representing the same is issued or an appropriate book-entry is made with the transfer agent for the Shares reflecting such purchase

9.04.  The Share certificates or book-entries representing Shares purchased under the Plan shall be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct.

Section 10.    Effective Date and Amendment or Termination of Plan.

10.01.  The Plan shall become effective on the date fixed by the board of directors of the Company, and shall be submitted to the shareholders of the Company for approval in compliance with Section 423 of the Code at the next annual meeting of shareholders of the Company thereafter. If the Plan is not so approved, then the Plan shall continue to operate under such terms and conditions as the Plan Administrator may thereafter authorize, including without limitation, with a discount to fair market value of less than or greater than eighty-five percent (85%).

10.02.  The board of directors of the Company may at any time terminate the Plan or amend the Plan in any respect; provided, however, that, if the Plan receives the requisite approval of shareholders under Section 423 of the Code, the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval if required.

Section 11.    Plan Administrator.

11.01.  In administering the Plan, it will be necessary to follow various laws and regulations. It may be necessary from time to time to change or waive requirements of the Plan to conform with law, to meet special circumstances not anticipated or covered in the Plan, or to carry on successful operations of the Plan. Therefore, the Company reserves the right, exercisable by the Plan Administrator, to make variations in the provisions of the Plan for such purposes and to determine any questions which may arise regarding interpretation and application of the provisions of the Plan. The determination of the Plan Administrator as to the interpretation and operation of the Plan shall be final and conclusive, provided that any such determination by a committee appointed by the board of directors of the Company shall be subject to review by such board.

Section 12.     Stock Dividend or Reclassification, Merger, or Consolidation.

12.01.  Upon the payment of any stock dividend, or the occurrence of a stock split, reverse stock split or reclassification by way of split-up in the number of Shares of the Company, the total number of Shares authorized by Section 13.01 to be sold under the Plan shall be adjusted accordingly.

12.02.  If the Company is merged into or consolidated with one or more corporations during the Plan, appropriate adjustments shall be made to give effect thereto on a equitable basis in terms of issuance of Shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

Section 13.    Shares to be Sold.

13.01.  Subject to the terms of Section 12.01, the number of Shares authorized to be sold under the Plan during the period commencing on February 1, 2000, shall not exceed 5 million.

Section 14.    Notices.

14.01.  Notices to the Company pertaining to the Plan may be addressed as follows:

Deluxe Corporation
Attention: Human Resource Department
Post Office Box 64235
St. Paul, MN 55164-0235

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